Exhibit 99.1

1601 Market Street		News Release
Philadelphia, Pennsylvania
19103-2337
800 523.1988
215 564.6600

Contact:

	For investors:	Terri Williams-Perry – phone: 215 231.1486 Email: terri.williams-perry@radian.biz

	For the media:	Rick Gillespie – phone: 215 231.1061 Email: rick.gillespie@radian.biz

Radian Reports Second Quarter Financial Results

Net income driven by lower provision for

MI losses and unrealized gains on derivatives

PHILADELPHIA, August 5, 2009 - Radian Group Inc. (NYSE: RDN) today reported net income for the quarter ended June 30, 2009, of $231.9 million, or $2.82 per diluted share. This compares to a net loss of $392.5 million, or $4.91 per diluted share, for the prior-year quarter. Book value per share at June 30, 2009, was $25.12.

“We are pleased that Radian generated net income in the second quarter, despite a difficult environment with rising delinquencies. These earnings were driven primarily by loss management efforts that positively impacted our provision for mortgage insurance losses and by unrealized gains on derivatives,” said Chief Executive Officer S. A. Ibrahim. “While there are positive signs in today’s economy, we remain aware of the challenges and uncertainties Radian continues to face, and the condition of the U.S. housing market. Our primary focus is on increasing our capital strength and financial flexibility, continuing to write high-quality new business, and positioning Radian for growth and success when markets recover.”

SECOND QUARTER HIGHLIGHTS

•        The mortgage insurance provision for losses of $142.8 million reflects higher delinquency counts, offset significantly by Radian’s ongoing loss management efforts.

•        Mortgage insurance claims paid of $167.7 million again were lower than the company’s forecast and consisted of $149.4 million of first liens and $18.3 million of second liens. In the third quarter, total first- and second-lien claims paid are expected to be approximately $275 million to $300 million. For the full year 2009, Radian has reduced its expectations from $1.2 billion to $1.4 billion, to a current estimate in the $1.1 billion range.

1601 Market Street Philadelphia, Pennsylvania 19103-2337 800 523.1988 215 564.6600

•        Radian is encouraged by the many government and private initiatives to help borrowers and has programs in place to provide assistance to lenders and their borrowers who are struggling with mortgage payments. The company is ready to handle the anticipated increase in volume from government-sponsored programs and other lender-initiated refinance or modification programs. Radian continues to expect an increase in delinquencies throughout the remainder of 2009, which could result in a higher provision and reserve for losses.

•        Over the past year, Radian has successfully transformed its mortgage insurance business, producing a 2009 book that consists of loans with excellent risk characteristics. For example, of the total primary new mortgage insurance written in the quarter of $5.5 billion:

•        99.9 percent was prime credit quality;

•        98.4 percent had a FICO score of 680 or greater, with 72.9 percent at 740 or above;

•        all had loan-to-value (LTV) ratios of 95 percent or below, and 73 percent had LTV ratios of 90 percent or below;

•        99.5 percent were fixed-rate mortgages; and

•        we have observed a significant decrease in early default activity in the 2009 vintage, which is an example of improved underwriting.

In addition, Radian’s market share has grown steadily in 2009 and represents a significant increase over historical levels.

•        Unrealized gains on derivatives were $272.3 million on total pre-tax income of $353.7 million.

•        Radian’s current cash position is strong, with approximately $480 million immediately available to the parent company after having received a $105 million tax refund in May.

•        Radian Asset Assurance Inc. the company’s principal financial guaranty subsidiary, continues to serve as an important source of capital support for Radian Guaranty Inc., the company’s mortgage insurance subsidiary, and is expected to continue to provide Radian Guaranty with cash infusions over time.

•        As of June 30, 2009, Radian Asset had more than $900 million in statutory capital with an additional $1.84 billion in total claims-paying resources.

•        At the end of June, Radian Asset paid an ordinary dividend of approximately $100 million to Radian Guaranty.

1601 Market Street Philadelphia, Pennsylvania 19103-2337 800 523.1988 215 564.6600

RECENT EVENTS

•        On July 17, the Company filed a $1 billion securities shelf registration.

•        On July 20, Radian Asset entered into a Commutation and Release Agreement, effective as of July 1, 2009, with Ambac Assurance Corporation and Ambac Assurance UK Limited to commute $9.8 billion of Radian Asset’s reinsurance portfolio assumed from Ambac, decreasing Radian Asset’s total insured portfolio by 10 percent. As a result, the statutory surplus of Radian Asset (and Radian Guaranty) will be positively impacted in the third quarter 2009 by approximately $40 million.

CONFERENCE CALL

Radian will discuss each of these items in its conference call today, Wednesday, August 5, 2009, at 10:00 a.m. Eastern time. The conference call will be broadcast live over the Internet at http://www.ir.radian.biz/phoenix.zhtml?c=112301&p=irol-audioarchives or at www.radian.biz. The call may also be accessed by dialing 800-553-0288 inside the U.S., or 612-332-0530 for international callers, using passcode 108853 or by referencing Radian.

A replay of the Web cast will be available on the Radian Web site approximately two hours after the live broadcast ends for a period of one year. A replay of the conference call will be available two and a half hours after the call ends for one week, using the following dial-in numbers and passcode: 800-475-6701 inside the U.S., or 320-365-3844 for international callers, passcode 108853.

In addition to the information provided in the company’s earnings news release, other statistical and financial information, which is expected to be referred to during the conference call, will be available on Radian’s Web site under Investors >Quarterly Results, or by clicking on http://www.ir.radian.biz/phoenix.zhtml?c=112301&p=irol-earnings.

About Radian

Radian Group Inc. (NYSE: RDN), headquartered in Philadelphia, provides private mortgage insurance and related risk mitigation products and services to mortgage lenders nationwide through its principal operating subsidiary, Radian Guaranty Inc. These services help promote and preserve homeownership opportunities for homebuyers, while protecting lenders from default-related losses on residential first mortgages and facilitating the sale of low-downpayment mortgages in the secondary market. Additional information may be found at www.radian.biz.

Financial Results and Supplemental Information Contents (Unaudited)

For trend information on all schedules, refer to Radian’s quarterly financial statistics at http://www.radian.biz/investors/financial/corporate.aspx.

1601 Market Street Philadelphia, Pennsylvania 19103-2337 800 523.1988 215 564.6600	Exhibit A:	Condensed Consolidated Statements of Income
	Exhibit B:	Condensed Consolidated Balance Sheets
	Exhibit C:	Segment Information Quarter Ended June 30, 2009
	Exhibit D:	Segment Information Quarter Ended June 30, 2008

	Exhibit E:	Segment Information Six Months Ended June 30, 2009

	Exhibit F:	Segment Information Six Months Ended June 30, 2008

	Exhibit G:	Financial Guaranty Supplemental Information – For the Quarter and Six Months Ended and as of June 30, 2009

	Exhibit H:	Financial Guaranty Supplemental Information – For the Quarter and Six Months Ended and as of June 30, 2009

	Exhibit I:	Mortgage Insurance Supplemental Information – For the Quarter and Six Months Ended and as of June 30, 2009 New Insurance Written and Risk Written

	Exhibit J:	Mortgage Insurance Supplemental Information – For the Quarter and Six Months Ended and as of June 30, 2009 Insurance in Force and Risk in Force

	Exhibit K:	Mortgage Insurance Supplemental Information – For the Quarter and Six Months Ended and as of June 30, 2009 Risk in Force by LTV and Policy Year and other Risk in Force

	Exhibit L:	Mortgage Insurance Supplemental Information – For the Quarter and Six Months Ended and as of June 30, 2009 Claims and Reserves

	Exhibit M:	Mortgage Insurance Supplemental Information – For the Quarter and Six Months Ended and as of June 30, 2009 Default Statistics

	Exhibit N:	Mortgage Insurance Supplemental Information – For the Quarter and Six Months Ended and as of June 30, 2009 Net Premiums Written and Earned, Smart Home, Captives and Persistency

	Exhibit O:	Mortgage Insurance Supplemental Information – For the Quarter Ended and as of June 30, 2009 Reinsurance Progression Toward Attachment – Summary by Book Year

	Exhibit P:	Mortgage Insurance Supplemental Information – For the Quarter Ended and as of June 30, 2009 Modified Pool Risk in Force

	Exhibit Q:	Mortgage Insurance Supplemental Information – For the Quarter and Six Months Ended and as of June 30, 2009 Alt-A Risk in Force

	Exhibit R:	Financial Services Supplemental Information – For the Quarter and Six Months Ended and as of June 30, 2009

Radian Group Inc. and Subsidiaries

Condensed Consolidated Statements of Income

Exhibit A

	Quarter Ended June 30		Six Months Ended June 30
(In thousands, except per-share data)	2009	2008	2009	2008
Revenues:
Net premiums written—insurance	$161,901	$222,645	$318,657	$466,951

Net premiums earned—insurance	$193,629	$249,137	$404,844	$491,058
Net investment income	53,251	65,128	109,534	131,107
Change in fair value of derivative instruments	272,318	56,226	(12,098)	764,035
Net gains (losses) on other financial instruments	54,384	14,801	79,264	(26,040)
Total other-than-temporary impairment losses	(46)	(23,052)	(680)	(37,095)
Losses recognized in other comprehensive loss	—	—	—	—

Net impairment losses recognized in earnings	(46)	(23,052)	(680)	(37,095)
Other income	3,888	3,221	8,020	6,835

Total revenues	577,424	365,461	588,884	1,329,900

Expenses:
Provision for losses	132,750	458,879	459,504	1,041,590
Provision for premium deficiency	2,184	369,807 (1)	(46,000)	387,897 (1)
Policy acquisition costs	25,967	75,952 (2)	39,921	99,858 (2)
Other operating expenses	55,635	63,849	107,237	118,990
Interest expense	12,295	13,832	24,594	26,325

Total expenses	228,831	982,319	585,256	1,674,660

Equity in net income of affiliates	5,110	15,704	15,662	28,230

Pretax income (loss)	353,703	(601,154)	19,290	(316,530)
Income tax provision (benefit)	121,828	(208,630)	4,852	(119,644)

Net income (loss)	$231,875	$(392,524)	$14,438	$(196,886)

Diluted net income (loss) per share (3)	$2.82	$(4.91)	$0.18	$(2.46)

(1)	Includes $421.8 million for first-lien and $(52.0) million for second-lien in the second quarter of 2008, and $421.8 million for first-lien and $(33.9) million for second-lien for the six months of 2008.
(2)	Includes the acceleration of $50.8 million of deferred policy acquisition cost amortization, as a result of the establishment of a first-lien premium deficiency reserve in the second quarter of 2008.

(3)	Weighted average shares outstanding (In thousands)

Average common shares outstanding	81,396	79,967	81,400	79,960
Increase in shares-potential exercise of options-diluted basis	844	—	836	—

Weighted average shares outstanding	82,240	79,967	82,236	79,960

For Trend Information, refer to our Quarterly Financial Statistics on Radian’s (RDN) website.

Radian Group Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

Exhibit B

(In thousands, except per-share data)	June 30 2009	December 31 2008	June 30 2008
Assets:
Cash and investments	$6,459,233	$6,060,601	$6,535,397
Investments in affiliates	108,767	99,712	112,683
Deferred policy acquisition costs	208,882	160,526	184,765
Prepaid federal income taxes	—	248,828	536,343
Derivative assets	179,837	179,515	251,003
Deferred income taxes, net	368,281	446,102	171,577
Reinsurance recoverables	570,245	492,359	176,686
Other assets	560,257	428,476	440,963

Total assets	$8,455,502	$8,116,119	$8,409,417

Liabilities and stockholders’ equity:
Unearned premiums	$1,120,359	$916,724	$1,048,064
Reserve for losses and loss adjustment expenses	3,304,236	3,224,542	2,287,742
Reserve for premium deficiency	40,861	86,861	583,543
Long-term debt and other borrowings	856,848	857,802	958,762
Variable interest entity debt	283,242	160,035	85,739
Derivative liabilities	379,270	519,260	657,426
Other liabilities	404,432	320,185	332,234

Total liabilities	6,389,248	6,085,409	5,953,510

Common stock	99	98	98
Additional paid-in capital	469,298	462,647	448,010
Retained earnings	1,764,878	1,766,946	1,981,046
Accumulated other comprehensive income	(168,021)	(198,981)	26,753

Total common stockholders’ equity	2,066,254	2,030,710	2,455,907

Total liabilities and stockholders’ equity	$8,455,502	$8,116,119	$8,409,417

Book value per share	$25.12	$25.06	$30.54

Radian Group Inc. and Subsidiaries

Segment Information

Quarter Ended June 30, 2009

Exhibit C

(In thousands)	Mortgage Insurance	Financial Guaranty	Financial Services	Total
Revenues:
Net premiums written—insurance	$154,919	$6,982	$—	$161,901

Net premiums earned—insurance	$170,047	$23,582	$—	$193,629
Net investment income	32,298	20,951	2	53,251
Change in fair value of derivative instruments	(6,557)	278,875	—	272,318
Net gains on other financial instruments	12,590	41,794	—	54,384
Net impairment losses recognized in earnings	(46)	—	—	(46)
Other income	3,748	66	74	3,888

Total revenues	212,080	365,268	76	577,424

Expenses:
Provision for losses	142,802	(10,052)	—	132,750
Provision for premium deficiency	2,184	—	—	2,184
Policy acquisition costs	7,921	18,046	—	25,967
Other operating expenses	35,590	19,909	136	55,635
Interest expense	2,619	9,676	—	12,295

Total expenses	191,116	37,579	136	228,831

Equity in net income of affiliates	—	—	5,110	5,110

Pretax income	20,964	327,689	5,050	353,703

Income tax provision	7,948	112,019	1,861	121,828

Net income	$13,016	$215,670	$3,189	$231,875

Cash and investments	$3,919,403	$2,539,830	$—	$6,459,233
Deferred policy acquisition costs	28,674	180,208	—	208,882
Total assets	5,073,729	3,259,249	122,524	8,455,502
Unearned premiums	304,336	816,023	—	1,120,359
Reserve for losses and loss adjustment expenses	3,122,444	181,792	—	3,304,236
Derivative liabilities	23,086	356,184	—	379,270

Radian Group Inc. and Subsidiaries

Segment Information

Quarter Ended June 30, 2008

Exhibit D

(In thousands)	Mortgage Insurance	Financial Guaranty	Financial Services	Total
Revenues:
Net premiums written—insurance	$199,030	$23,615	$—	$222,645

Net premiums earned—insurance	$205,096	$44,041	$—	$249,137
Net investment income	38,941	26,187	—	65,128
Change in fair value of derivative instruments	25,173	31,053	—	56,226
Net gains (losses) on other financial instruments	18,155	(3,393)	39	14,801
Net impairment losses recognized in earnings	(7,711)	(15,341)	—	(23,052)
Other income	2,999	58	164	3,221

Total revenues	282,653	82,605	203	365,461

Expenses:
Provision for losses	449,296	9,583	—	458,879
Provision for premium deficiency	369,807	—	—	369,807
Policy acquisition costs	63,686	12,266	—	75,952
Other operating expenses	48,703	15,019	127	63,849
Interest expense	7,332	6,500	—	13,832

Total expenses	938,824	43,368	127	982,319

Equity in net income of affiliates	—	—	15,704	15,704

Pretax (loss) income	(656,171)	39,237	15,780	(601,154)

Income tax (benefit) provision	(221,988)	6,768	6,590	(208,630)

Net (loss) income	$(434,183)	$32,469	$9,190	$(392,524)

Cash and investments	$4,054,264	$2,481,133	$—	$6,535,397
Deferred policy acquisition costs	11,554	173,211	—	184,765
Total assets	5,037,309	3,166,316	205,792	8,409,417
Unearned premiums	359,080	688,984	—	1,048,064
Reserve for losses and loss adjustment expenses	2,120,577	167,165	—	2,287,742
Derivative liabilities	308,543	348,883	—	657,426

Radian Group Inc. and Subsidiaries

Segment Information

Six Months Ended June 30, 2009

Exhibit E

(In thousands)	Mortgage Insurance	Financial Guaranty	Financial Services	Total
Revenues:
Net premiums written—insurance	$316,878	$1,779	$—	$318,657

Net premiums earned—insurance	$347,930	$56,914	$—	$404,844
Net investment income	63,643	45,889	2	109,534
Change in fair value of derivative instruments	(35,133)	23,035	—	(12,098)
Net gains on other financial instruments	25,500	53,764	—	79,264
Net impairment losses recognized in earnings	(680)	—	—	(680)
Other income	7,566	219	235	8,020

Total revenues	408,826	179,821	237	588,884

Expenses:
Provision for losses	464,486	(4,982)	—	459,504
Provision for premium deficiency	(46,000)	—	—	(46,000)
Policy acquisition costs	13,660	26,261	—	39,921
Other operating expenses	71,284	35,742	211	107,237
Interest expense	8,313	16,281	—	24,594

Total expenses	511,743	73,302	211	585,256

Equity in net income of affiliates	—	—	15,662	15,662

Pretax (loss) income	(102,917)	106,519	15,688	19,290

Income tax (benefit) provision	(27,136)	26,249	5,739	4,852

Net (loss) income	$(75,781)	$80,270	$9,949	$14,438

Radian Group Inc. and Subsidiaries

Segment Information

Six Months Ended June 30, 2008

Exhibit F

(In thousands)	Mortgage Insurance	Financial Guaranty	Financial Services	Total
Revenues:
Net premiums written—insurance	$410,281	$56,670	$—	$466,951

Net premiums earned—insurance	$409,361	$81,697	$—	$491,058
Net investment income	77,786	53,307	14	131,107
Change in fair value of derivative instruments	96,942	667,093	—	764,035
Net (losses) gains on other financial instruments	(11,404)	(14,673)	37	(26,040)
Net impairment losses recognized in earnings	(14,885)	(22,210)	—	(37,095)
Other income	6,490	179	166	6,835

Total revenues	564,290	765,393	217	1,329,900

Expenses:
Provision for losses	1,020,304	21,286	—	1,041,590
Provision for premium deficiency	387,897	—	—	387,897
Policy acquisition costs	77,146	22,712	—	99,858
Other operating expenses	82,873	35,757	360	118,990
Interest expense	14,422	11,654	249	26,325

Total expenses	1,582,642	91,409	609	1,674,660

Equity in net income of affiliates	—	—	28,230	28,230

Pretax (loss) income	(1,018,352)	673,984	27,838	(316,530)

Income tax (benefit) provision	(357,713)	225,987	12,082	(119,644)

Net (loss) income	$(660,639)	$447,997	$15,756	$(196,886)

Radian Group Inc.

Financial Guaranty Supplemental Information

For the Quarter and Six Months Ended and as of June 30, 2009

Exhibit G

(In thousands)	Quarter Ended June 30		Six Months Ended June 30
	2009	2008	2009	2008
Net Premiums Earned:
Public finance direct	$11,935	$12,004	$26,387	$29,814
Public finance reinsurance	18,949	22,965	27,226	32,835
Structured direct	2,058	3,760	3,835	7,642
Structured reinsurance	5,655	5,092	14,296	10,691
Trade credit reinsurance	39	220	135	715

Net Premiums Earned—insurance	38,636	44,041	71,879	81,697
Impact of commutations	(15,054)	—	(14,965)	—

Total Net Premiums Earned—insurance	$23,582	$44,041	$56,914	$81,697

Refundings included in earned premium	$10,479	$16,664	$23,523	$28,321

Claims paid:
Trade credit reinsurance	$693	$397	$871	$983
Financial Guaranty	23,876	4,066	38,785	107,590	(1)

Total	$24,569	$4,463	$39,656	$108,573

Balance Sheet impact of initial adoption of SFAS No. 163 on January 1, 2009:

Increase in unearned premiums	$(292,816)
Increase in premiums receivable	161,422
Increase in deferred acquisition costs	66,006
Decrease in reserves for losses	8,163
Decrease in deferred taxes, net	20,239
Increase in premium taxes payable	(602)

Decrease in equity	$(37,588)

Pre-tax Income Statement impact of Ambac Commutation:

($ in millions)
Decrease in premiums earned	$(15.3)
Decrease in provision for losses	38.6
Increase in amortization of policy acquisition costs	(8.9)

Increase in pre-tax income	$14.4

(1)	Includes a $100 million payment related to one credit that is a CDO of an ABS that was fully reserved for in 2007.

Radian Group Inc.

Financial Guaranty Supplemental Information

For the Quarter and Six Months Ended and as of June 30, 2009

Exhibit H

($ in thousands, except ratios)	June 30 2009		December 31 2008	June 30 2008
Statutory Information:

Capital and surplus	$914,458		$968,197	$982,340
Contingency reserve	504,464		515,023	485,972

Qualified statutory capital	1,418,922		1,483,220	1,468,312

Unearned premium reserve	690,512		729,274	866,504
Loss and loss expense reserve	104,441		82,340	54,391

Total statutory policyholders’ reserves	2,213,875		2,294,834	2,389,207

Present value of installment premiums	389,730		380,666	430,450
Soft capital facilities	150,000		150,000	150,000

Total statutory claims paying resources	$2,753,605		$2,825,500	$2,969,657

Net debt service outstanding	$131,821,119		$138,430,925	$163,252,124

Capital leverage ratio (1)	93		93	111
Claims paying leverage ratio (2)	48		49	55

Net par outstanding by product:
Public finance direct	$18,329,451		$17,836,221	$18,824,907
Public finance reinsurance	32,830,674		31,578,163	43,114,460
Structured direct	44,679,632		46,001,355	47,235,046
Structured reinsurance	4,816,874		5,310,004	6,010,331

Total	$100,656,631	(3)	$100,725,743	$115,184,744

Reserve for losses and LAE-GAAP Basis:
Financial Guaranty	$171,459		$219,671	$143,790
Trade Credit	10,333		14,877	23,375

Total	$181,792		$234,548	$167,165

(1)	Net debt service outstanding divided by qualified statutory capital.
(2)	Net debt service outstanding divided by total statutory claims paying resources.
(3)	Includes $9.8 billion of par that was commuted with Ambac in July 2009. Also included in public finance net par outstanding is $3.1 billion for legally defeased bond issues where our financial guaranty policy has not been extinguished but cash or securities have been deposited in an escrow account for the benefit of bondholders. SFAS No. 163 requires that these contracts continue to be accounted for as outstanding contracts despite the elimination of substantially all risk.

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter and Six Months Ended and as of June 30, 2009

Exhibit I

($ in millions)	Quarter Ended June 30				Six Months Ended June 30
	2009	%	2008	%	2009	%	2008	%

Primary new insurance written
Flow	$5,499	100.0%	$9,432	97.9%	$11,109	100.0%	$18,716	93.9%
Structured	—	—	205	2.1%	—	—	1,218	6.1%

Total Primary	$5,499	100.0%	$9,637	100.0%	$11,109	100.0%	$19,934	100.0%

Flow
Prime	$5,492	99.9%	$8,743	92.7%	$11,089	99.8%	$16,951	90.5%
Alt-A	1	—	475	5.0%	10	0.1%	1,058	5.7%
A minus and below	6	0.1%	214	2.3%	10	0.1%	707	3.8%

Total Flow	$5,499	100.0%	$9,432	100.0%	$11,109	100.0%	$18,716	100.0%

Structured
Prime	$—	—	$204	99.5%	$—	—	$1,216	99.8%
Alt-A	—	—	1	0.5%	—	—	2	0.2%

Total Structured	$—	—	$205	100.0%	$—	—	$1,218	100.0%

Total
Prime	$5,492	99.9%	$8,947	92.8%	$11,089	99.8%	$18,167	91.2%
Alt-A	1	—	476	5.0%	10	0.1%	1,060	5.3%
A minus and below	6	0.1%	214	2.2%	10	0.1%	707	3.5%

Total Primary	$5,499	100.0%	$9,637	100.0%	$11,109	100.0%	$19,934	100.0%

Total primary new insurance written by FICO score
Flow
>=740	$4,009	72.9%	$4,364	46.3%	$7,894	71.1%	$7,830	41.8%
680-739	1,402	25.5%	3,452	36.6%	2,991	26.9%	7,067	37.8%
620-679	87	1.6%	1,512	16.0%	223	2.0%	3,450	18.4%
<=619	1	—	104	1.1%	1	—	369	2.0%

Total Flow	$5,499	100.0%	$9,432	100.0%	$11,109	100.0%	$18,716	100.0%

Structured
>=740	$—	—	$134	65.4%	$—	—	$768	63.1%
680-739	—	—	64	31.2%	—	—	433	35.5%
620-679	—	—	7	3.4%	—	—	17	1.4%

Total Structured	$—	—	$205	100.0%	$—	—	$1,218	100.0%

Total
>=740	$4,009	72.9%	$4,498	46.7%	$7,894	71.1%	$8,598	43.1%
680-739	1,402	25.5%	3,516	36.4%	2,991	26.9%	7,500	37.6%
620-679	87	1.6%	1,519	15.8%	223	2.0%	3,467	17.4%
<=619	1	—	104	1.1%	1	—	369	1.9%

Total Primary	$5,499	100.0%	$9,637	100.0%	$11,109	100.0%	$19,934	100.0%

Percentage of primary new insurance written
Refinances	46%		35%		47%		38%
95.01% LTV and above	—		12%		0.1%		16%
ARMs
Less than 5 years	0.1%		—		0.1%		1%
5 years and longer	0.4%		10%		0.4%		8%

Primary risk written
Flow	$1,178	100.0%	$2,231	97.9%	$2,374	100.0%	$4,547	93.5%
Structured	—	—	48	2.1%	—	—	314	6.5%

Total Primary	$1,178	100.0%	$2,279	100.0%	$2,374	100.0%	$4,861	100.0%

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter and Six Months Ended and as of June 30, 2009

Exhibit J

($ in millions)	June 30		June 30
	2009	%	2008	%
Primary insurance in force
Flow	$123,412	79.5%	$115,425	76.3%
Structured	31,845	20.5%	35,754	23.7%

Total Primary	$155,257	100.0%	$151,179	100.0%

Prime	$113,749	73.3%	$105,049	69.5%
Alt-A	30,918	19.9%	34,239	22.6%
A minus and below	10,590	6.8%	11,891	7.9%

Total Primary	$155,257	100.0%	$151,179	100.0%

Primary risk in force
Flow	$30,574	87.7%	$29,003	85.6%
Structured	4,272	12.3%	4,879	14.4%

Total Primary	$34,846	100.0%	$33,882	100.0%

Flow
Prime	$25,269	82.7%	$23,125	79.7%
Alt-A	3,372	11.0%	3,759	13.0%
A minus and below	1,933	6.3%	2,119	7.3%

Total Flow	$30,574	100.0%	$29,003	100.0%

Structured
Prime	$2,231	52.2%	$2,537	52.0%
Alt-A	1,340	31.4%	1,499	30.7%
A minus and below	701	16.4%	843	17.3%

Total Structured	$4,272	100.0%	$4,879	100.0%

Total
Prime	$27,500	78.9%	$25,662	75.7%
Alt-A	4,712	13.5%	5,258	15.5%
A minus and below	2,634	7.6%	2,962	8.8%

Total Primary	$34,846	100.0%	$33,882	100.0%

Total primary risk in force by FICO score
Flow
>=740	$10,225	33.4%	$8,287	28.6%
680-739	11,152	36.5%	10,744	37.0%
620-679	7,780	25.5%	8,365	28.9%
<=619	1,417	4.6%	1,607	5.5%

Total Flow	$30,574	100.0%	$29,003	100.0%

Structured
>=740	$1,153	27.0%	$1,291	26.5%
680-739	1,349	31.6%	1,492	30.5%
620-679	1,125	26.3%	1,312	26.9%
<=619	645	15.1%	784	16.1%

Total Structured	$4,272	100.0%	$4,879	100.0%

Total
>=740	$11,378	32.7%	$9,578	28.3%
680-739	12,501	35.9%	12,236	36.1%
620-679	8,905	25.6%	9,677	28.6%
<=619	2,062	5.8%	2,391	7.0%

Total Primary	$34,846	100.0%	$33,882	100.0%

Percentage of primary risk in force
Refinances	31%		31%
95.01% LTV and above	21%		24%
ARMs
Less than 5 years	8%		10%
5 years and longer	9%		9%

Pool risk in force
Prime	$1,997	70.3%	$2,119	70.8%
Alt-A	287	10.1%	291	9.7%
A minus and below	557	19.6%	584	19.5%

Total	$2,841	100.0%	$2,994	100.0%

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter and Six Months Ended and as of June 30, 2009

Exhibit K

($ in millions)	June 30		June 30
	2009	%	2008	%
Total primary risk in force by LTV
85.00% and below	$3,608	10.4%	$3,684	10.9%
85.01% to 90.00%	12,709	36.5%	11,576	34.2%
90.01% to 95.00%	11,195	32.1%	10,546	31.1%
95.01% and above	7,334	21.0%	8,076	23.8%

Total	$34,846	100.0%	$33,882	100.0%

Total primary risk in force by policy year
2005 and prior	$10,576	30.3%	$12,535	37.0%
2006	4,807	13.8%	5,516	16.3%
2007	10,091	29.0%	11,069	32.7%
2008	7,054	20.2%	4,762	14.0%
2009	2,318	6.7%	—	—

Total	$34,846	100.0%	$33,882	100.0%

Total pool risk in force by policy year
2005 and prior	$2,304	81.1%	$2,437	81.4%
2006	246	8.6%	258	8.6%
2007	232	8.2%	243	8.1%
2008	59	2.1%	56	1.9%

Total pool risk in force	$2,841	100.0%	$2,994	100.0%

Other risk in force
Second-lien
1st loss	$223		$312
2nd loss	131		460
NIMs	418		485
International
1st loss-Hong Kong primary mortgage insurance	358		469
Reinsurance	171		151
Credit default swaps	3,247		8,619
Other
Domestic credit default swaps	—		206
Total other risk in force	$4,548		$10,702

Risk to capital ratio-Radian Guaranty only (1)	15.9:1		14.9:1

(1)	Starting June 30, 2009, risk in force on policies currently in default and for which loss reserves have been established are deducted from total risk in force used for our risk to capital calculations. Risk to capital ratios for the prior periods have not been restated to conform with this presentation.

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter and Six Months Ended and as of June 30, 2009

Exhibit L

($ in thousands)	Quarter Ended June 30		Six Months Ended June 30
	2009	2008	2009		2008
Direct claims paid
Prime	$72,752	$64,048	$142,211		$124,706
Alt-A	41,441	47,746	87,711		83,478
A minus and below	35,154	49,270	71,884		97,631
Second-lien and other	18,338	47,775	105,945	(1)	93,212

Total	$167,685	$208,839	$407,751	(1)	$399,027

Average claim paid
Prime	$41.3	$36.7	$41.6		$36.7
Alt-A	52.6	51.1	53.1		50.5
A minus and below	38.6	35.4	38.4		36.3
Second-lien and other	43.4	34.2	42.2	(2)	34.3
Total	$43.2	$38.2	$43.3	(2)	$38.2

Loss ratio—GAAP Basis	83.7%	211.4%	132.9%		238.3%
Expense ratio—GAAP Basis (3)	25.5%	55.3%	24.3	% (3)	38.5%

	109.2%	266.7%	157.2%		276.8%

Reserve for losses by category
Prime	$965,690	$559,947
Alt-A	887,068	722,813
A minus and below	448,527	410,373
Pool insurance	152,824	71,508
Second-lien	99,003	178,859
Other	1,781	1,237

Reserve for losses, net	2,554,893	1,944,737
Reinsurance recoverable (4)	567,551	175,840

Total	$3,122,444	$2,120,577

(1)	Includes a $65 million payment related to the settlement of certain second-lien transactions, which were fully reserved for at December 31, 2008.
(2)	Excludes $65 million payment noted in (1) above.
(3)	Includes the acceleration of $50.8 million of deferred policy acquisition cost amortization, as a result of the establishment of a first-lien premium deficiency reserve in the second quarter of 2008.
(4)	Reinsurance recoverable on ceded losses related to captives ($471 million) and Smart Home ($96 million).

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter and Six Months Ended and as of June 30, 2009

Exhibit M

	June 30 2009	December 31 2008	June 30 2008
Default Statistics
Primary insurance:

Flow
Prime
Number of insured loans	625,528	624,970	602,571
Number of loans in default	58,012	44,575	26,604
Percentage of loans in default	9.27%	7.13%	4.42%

Alt-A
Number of insured loans	64,977	68,948	72,715
Number of loans in default	19,969	16,959	11,702
Percentage of loans in default	30.73%	24.60%	16.09%

A minus and below
Number of insured loans	57,311	59,189	62,874
Number of loans in default	17,988	15,768	11,637
Percentage of loans in default	31.39%	26.64%	18.51%

Total Flow
Number of insured loans	747,816	753,107	738,160
Number of loans in default	95,969	77,302	49,943
Percentage of loans in default	12.83%	10.26%	6.77%

Structured
Prime
Number of insured loans	62,986	67,165	70,857
Number of loans in default	7,911	6,692	5,447
Percentage of loans in default	12.56%	9.96%	7.69%

Alt-A
Number of insured loans	76,814	80,491	84,369
Number of loans in default	23,225	18,747	13,344
Percentage of loans in default	30.24%	23.29%	15.82%

A minus and below
Number of insured loans	20,611	22,315	24,422
Number of loans in default	7,680	7,812	8,003
Percentage of loans in default	37.26%	35.01%	32.77%

Total Structured
Number of insured loans	160,411	169,971	179,648
Number of loans in default	38,816	33,251	26,794
Percentage of loans in default	24.20%	19.56%	14.91%

Total Primary Insurance
Prime
Number of insured loans	688,514	692,135	673,428
Number of loans in default	65,923	51,267	32,051
Percentage of loans in default	9.57%	7.41%	4.76%

Alt-A
Number of insured loans	141,791	149,439	157,084
Number of loans in default	43,194	35,706	25,046
Percentage of loans in default	30.46%	23.89%	15.94%

A minus and below
Number of insured loans	77,922	81,504	87,296
Number of loans in default	25,668	23,580	19,640
Percentage of loans in default	32.94%	28.93%	22.50%

Total Primary Insurance
Number of insured loans	908,227	923,078	917,808
Number of loans in default (1)	134,785	110,553	76,737
Percentage of loans in default	14.84%	11.98%	8.36%

Pool insurance:
Number of loans in default (2)	34,513	32,677	27,944

(1)	Includes approximately 343, 539 and 272 defaults at June 30, 2009, December 31, 2008 and June 30, 2008, respectively, where reserves have not been established because no claim payment is currently anticipated.
(2)	Includes approximately 20,814, 21,719 and 20,880 defaults at June 30, 2009, December 31, 2008 and June 30, 2008, respectively, where reserves have not been established because no claim payment is currently anticipated.

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter and Six Months Ended and as of June 30, 2009

Exhibit N

	Quarter Ended June 30		Six Months Ended June 30
	2009	2008	2009	2008

Net Premiums Written (In thousands)
Primary and Pool Insurance	$153,278	$191,769	$314,692	$392,246
Second-lien	829	2,905	743	6,386
International	812	4,356	1,443	11,649

Total Net Premiums Written—Insurance	$154,919	$199,030	$316,878	$410,281

Net Premiums Earned (In thousands)
Primary and Pool Insurance	$164,641	$193,938	$335,188	$387,421
Second-lien	2,149	4,964	3,385	11,128
International	3,257	6,194	9,357	10,812

Total Net Premiums Earned—Insurance	$170,047	$205,096	$347,930	$409,361

SMART HOME (In millions)
Ceded Premiums Written	$2.9	$3.7	$5.6	$6.9

Ceded Premiums Earned	$2.9	$3.7	$5.6	$6.9

1st Lien Captives
Premiums ceded to captives (In millions)	$37.5	$34.1	$72.0	$69.8
% of total premiums	18.3%	14.7%	17.5%	15.1%
NIW subject to captives (In millions)	$430	$3,415	$1,471	$8,164
% of primary NIW	7.8%	35.4%	13.2%	41.0%
IIF included in captives (1)	34.8%	37.2%
RIF included in captives (1)	47.1%	41.7%

Persistency (twelve months ended June 30)	87.0%	81.2%

	June 30 2009	June 30 2008
SMART HOME

% of Primary RIF included in Smart Home Transactions (1)	3.5%	4.3%

(1)	Radian reinsures the middle layer risk positions, while retaining a significant portion of the total risk comprising the first loss and most remote risk positions.

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter Ended and as of June 30, 2009

Exhibit O

Reinsurance Progression Toward Attachment - Summary by Book Year (1)

($ in millions)			June 30 2009					December 31 2008 (5)
Book Year (2):	Original Book RIF	Progression to Attachment Point	Gross Current RIF	Ceded Current RIF(3)	Net Current RIF	Ever-to- Date Incurred Losses	Reinsurance Benefit (4)	Gross Current RIF	Ceded Current RIF(3)	Net Current RIF	Ever-to- Date Incurred Losses	Reinsurance Benefit (4)

Pre-2006		0-50%	$623	$142	$481	$170		$1,120	$558	$562	$239
Pre-2006		50-75%	995	421	574	176		942	349	593	142
Pre-2006		75-99%	320	155	165	80		1,084	397	687	160
Pre-2006		Attached	2,124	494	1,630	348	$120	1,355	237	1,118	184	$75

Pre-2006 Total	$25,839		$4,062	$1,212	$2,850	$774	$120	$4,501	$1,541	$2,960	$725	$75

2006		0-50%	$2	$—	$2	$—		$32	$2	$30	$1
2006		50-75%	30	2	28	1		62	4	58	3
2006		75-99%	52	3	49	4		310	42	268	18
2006		Attached	2,223	313	1,910	344	$185	2,074	270	1,804	290	$161

2006 Total	$3,529		$2,307	$318	$1,989	$349	$185	$2,478	$318	$2,160	$312	$161

2007		0-50%	$19	$1	$18	$—		$31	$2	$29	$—
2007		50-75%	129	7	122	6		225	12	213	8
2007		75-99%	139	12	127	7		71	7	64	3
2007		Attached	4,114	455	3,659	357	$151	4,329	454	3,875	350	$147

2007 Total	$5,246		$4,401	$475	$3,926	$370	$151	$4,656	$475	$4,181	$361	$147

2008		0-50%	$1,797	$169	$1,628	$32		$2,167	$197	$1,970	$25
2008		50-75%	306	35	271	8		42	4	38	1
2008		75-99%	2	—	2	—		—	—	—	—
2008		Attached	222	18	204	18	$9	190	15	175	16	$9

2008 Total	$2,564		$2,327	$222	$2,105	$58	$9	$2,399	$216	$2,183	$42	$9

2009		0-50%	$255	$11	$244	$—		$—	$—	$—	$—
2009		50-75%	—	—	—	—		—	—	—	—
2009		75-99%	—	—	—	—		—	—	—	—
2009		Attached	—	—	—	—	$—	—	—	—	—	$—

2009 Total	$258		$255	$11	$244	$—	$—	$—	$—	$—	$—	$—

Quota Share		0-50%	$—	$—	$—	$—		$—	$—	$—	$—
Quota Share		50-75%	—	—	—	—		—	—	—	—
Quota Share		75-99%	—	—	—	—		—	—	—	—
Quota Share		Attached	108	35	73	31	$14	116	37	79	27	$12

Quota Share Total	$313		$108	$35	$73	$31	$14	$116	$37	$79	$27	$12

Total Captive (Including Quota Share)	$37,749		$13,460	$2,273	$11,187	$1,582	$479	$14,150	$2,587	$11,563	$1,467	$404

SmartHome		0-50%	$34	$16	$18	$10		$117	$51	$66	$27
SmartHome		50-75%	77	31	46	22		—	—	—	—
SmartHome		75-99%	—	—	—	—		—	—	—	—
SmartHome		Attached	1,108	511	597	392	$96	1,188	521	667	346	$91

Total SmartHome	$3,900		$1,219	$558	$661	$424	$96	$1,305	$572	$733	$373	$91

(1)	Data presented in aggregate for all trusts for captives active at each period end only. Actual trust attachment and exit points vary by individual contract. Attachment is calculated at the contract/deal level and is based on Total Incurred Losses which are defined as claims paid ever-to-date plus loss reserves.
(2)	Book year figures may include loans from additional periods pursuant to reinsurance agreement terms and conditions.
(3)	Risk ceded to reinsurers based on individual contract terms.
(4)	Captive Benefit is defined as ceded reserves at period end plus ever-to-date claims paid by the trust.
(5)	Revised from December 31, 2008 originally presented.

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter Ended and as of June 30, 2009

Exhibit P

($ in millions)	June 30		June 30
	2009	%	2008	%
Modified Pool Risk in Force—Primary Only

Prime
2005 and prior	$83	54.6%	$90	56.6%
2006	44	29.0%	44	27.7%
2007	21	13.8%	22	13.8%
2008	4	2.6%	3	1.9%

Total	$152	100.0%	$159	100.0%

Alt-A
2005 and prior	$191	29.0%	$207	30.4%
2006	161	24.4%	165	24.3%
2007	303	46.0%	304	44.7%
2008	4	0.6%	4	0.6%

Total	$659	100.0%	$680	100.0%

A minus and below
2005 and prior	$14	58.3%	$16	61.6%
2006	3	12.5%	3	11.5%
2007	7	29.2%	7	26.9%

Total	$24	100.0%	$26	100.0%

Total
2005 and prior	$288	34.5%	$313	36.2%
2006	208	24.9%	212	24.5%
2007	331	39.6%	333	38.5%
2008	8	1.0%	7	0.8%

Total Modified Pool Risk in Force	$835	100.0%	$865	100.0%

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter and Six Months Ended and as of June 30, 2009

ALT-A

Exhibit Q

($ in millions)	June 30
	2009	%	2008	%

Primary risk in force by FICO score
>=740	1,156	24.5%	$1,287	24.5%
680-739	2,271	48.2%	2,509	47.7%
660-679	691	14.7%	772	14.7%
620-659	562	11.9%	654	12.4%
<=619	32	0.7%	36	0.7%

Total	$4,712	100.0%	$5,258	100.0%

Primary risk in force by LTV
85.00% and below	1,222	25.9%	$1,340	25.5%
85.01% to 90.00%	1,951	41.4%	2,187	41.6%
90.01% to 95.00%	1,215	25.8%	1,367	26.0%
95.01% and above	324	6.9%	364	6.9%

Total	$4,712	100.0%	$5,258	100.0%

Primary risk in force by policy year
2005 and prior	$1,483	31.5%	$1,730	32.9%
2006	1,041	22.1%	1,178	22.4%
2007	1,944	41.3%	2,112	40.2%
2008	242	5.1%	238	4.5%
2009	2	—	—	—

Total	$4,712	100.0%	$5,258	100.0%

Radian Group Inc.

Financial Services Supplemental Information

For the Quarter and Six Months Ended and as of June 30, 2009

Exhibit R

(In thousands)	Quarter Ended June 30		Six Months Ended June 30
	2009	2008	2009	2008

Investment in Affiliates—Selected Information

Sherman

Balance, beginning of period	$103,236	$116,929	$99,656	$104,315
Net income for period	5,110	15,704	15,662	28,230
Dividends received	—	19,499	6,441	19,499
Other comprehensive income (loss)	373	(490)	(158)	(402)

Balance, end of period	$108,719	$112,644	$108,719	$112,644

Portfolio Information:

Sherman

Total assets	$2,103,158	$2,432,122
Net revenues	$320,449	$398,374	$668,483	$790,342

1601 Market Street Philadelphia, Pennsylvania 19103-2337 800 523.1988 215 564.6600

Forward-Looking Statements

Some of the statements in this release constitute “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. Generally, words such as “may,” “will,” “should,” “could,” “would,” “anticipate,” “expect,” “intend,” “estimate,” “plan,” “project,” “continue,” “goal” and “believe,” or other variations on these and other similar expressions identify forward-looking statements. Forward-looking statements are only predictions and, as such, are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events or our future financial performance that may not prove to be accurate. These statements speak only as of the date of this news release, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Actual outcomes and results may differ materially from what is expressed or implied in these forward-looking statements. Factors that could cause actual results to differ from those projected in such forward-looking statements include, without limitation, the following:

•       changes in general financial and political conditions, such as a deepening of the existing national economic recession, further decreases in housing demand, mortgage originations or housing values (in particular, further deterioration in the housing, mortgage and related credit markets, which would harm our future consolidated results of operations and could cause losses for our businesses to be worse than expected), a further reduction in the liquidity in the capital markets and further contraction of credit markets, further increases in unemployment rates, changes or volatility in interest rates or consumer confidence, changes in credit spreads, changes in the way investors perceive the strength of private mortgage insurers or financial guaranty providers, investor concern over the credit quality and specific risks faced by the particular businesses, municipalities or pools of assets covered by our insurance;

•       catastrophic events or further economic changes in geographic regions where our mortgage insurance or financial guaranty insurance in force is more concentrated;

•       our ability to successfully execute upon our internally sourced capital plan for our mortgage insurance business (which depends, in part, on the performance of our financial guaranty portfolio), and if necessary, to obtain additional capital to support new business writings in our mortgage insurance business and the long-term liquidity needs of our holding company (including significant payment obligations in 2010 and 2011); and to protect our credit ratings and the financial strength ratings of Radian Guaranty Inc., our principal mortgage insurance subsidiary, from further downgrades;

•       a further decrease in the volume of home mortgage originations due to reduced liquidity in the lending market, tighter underwriting standards and the ongoing deterioration in housing markets throughout the U.S.;

•       our ability to maintain adequate risk-to-capital ratios and surplus requirements in our mortgage insurance business in light of ongoing losses in this business and in our financial guaranty portfolio which, in the absence of new capital, may depend on our ability to execute upon strategies for which regulatory and other approvals are required and may not be obtained;

1601 Market Street Philadelphia, Pennsylvania 19103-2337 800 523.1988 215 564.6600

•       our ongoing efforts to mitigate mortgage insurance losses (which have had a positive impact on our provision for losses due to increased levels of rescissions and denials) for which we may not continue to realize benefits at the levels we have recently experienced;

•       the concentration of our mortgage insurance business among a relatively small number of large customers;

•       disruption in the servicing of mortgages covered by our insurance policies;

•       the aging of our mortgage insurance portfolio and changes in severity or frequency of losses associated with certain of our products that are riskier than traditional mortgage insurance or financial guaranty insurance policies;

•       the performance of our insured portfolio of higher risk loans, such as Alternative-A (“Alt-A”) and subprime loans, and of adjustable rate products, such as adjustable rate mortgages and interest-only mortgages, which have resulted in increased losses and are expected to result in further losses;

•       changes in persistency rates of our mortgage insurance policies;

•       an increase in the risk profile of our existing mortgage insurance portfolio due to mortgage refinancing in the current housing market;

•       further downgrades or threatened downgrades of, or other ratings actions with respect to, our credit ratings or the ratings assigned by the major rating agencies to any of our rated insurance subsidiaries at any time (in particular, the credit rating of Radian Group Inc. and the financial strength ratings assigned to Radian Guaranty Inc.);

•       heightened competition for our mortgage insurance business from others such as the Federal Housing Administration and the Veterans’ Administration or other private mortgage insurers (in particular those that have been assigned higher ratings from the major rating agencies);

•       changes in the charters or business practices of Federal National Mortgage Association (“Fannie Mae”) and Freddie Mac, the largest purchasers of mortgage loans that we insure, and our ability to remain an eligible provider to both Freddie Mac and Fannie Mae;

•       the application of existing federal or state consumer, lending, insurance, securities and other applicable laws and regulations, or changes in these laws and regulations or the way they are interpreted; including, without limitation: (i) the outcome of existing investigations or the possibility of private lawsuits or other formal investigations by state insurance departments and state attorneys general alleging that services offered by the mortgage insurance industry, such as captive reinsurance, pool insurance and contract underwriting, are violative of the Real Estate Settlement Procedures Act and/or similar state regulations, (ii) legislative and regulatory changes affecting demand for private mortgage insurance, or (iii) legislation and regulatory changes limiting or restricting our use of (or requirements for) additional capital, the products we may offer, the form in which we may execute the credit protection we provide or the aggregate notional amount of any product we may offer for any one transaction or in the aggregate;

1601 Market Street Philadelphia, Pennsylvania 19103-2337 800 523.1988 215 564.6600

•       the possibility that we may fail to estimate accurately the likelihood, magnitude and timing of losses in connection with establishing loss reserves for our mortgage insurance or financial guaranty businesses or premium deficiencies for our mortgage insurance businesses, or to estimate accurately the fair value amounts of derivative contracts in our mortgage insurance and financial guaranty businesses in determining gains and losses on these contracts;

•       the ability of our primary insurance customers in our financial guaranty reinsurance business to provide appropriate surveillance and to mitigate losses adequately with respect to our assumed insurance portfolio; and the significant concentration of our financial guaranty reinsurance business in customers owned by the same holding company;

•       volatility in our earnings caused by changes in the fair value of our derivative instruments and our need to reevaluate the premium deficiency in our mortgage insurance business on a quarterly basis;

•       changes in accounting guidance from the Securities and Exchange Commission or the Financial Accounting Standards Board;

•       legal and other limitations on amounts we may receive from our subsidiaries as dividends or through tax– and expense-sharing arrangements with our subsidiaries; and

•       our investment in Sherman Financial Group LLC, which could be negatively affected in the current credit environment if Sherman is unable to maintain sufficient sources of funding for its business activities or remain in compliance with its credit facilities.

For more information regarding these risks and uncertainties as well as certain additional risks that we face, you should review the risks described under Item 1A, “Risk Factors” under our Annual Report on Form 10-K for the year ended December 31, 2008 and subsequent reports and registration statements filed from time to time with the Securities and Exchange Commission.

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